UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): May 30, 2013

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2013, the Board of Directors appointed Jeffrey R. Feeler, 43, (former Acting President and Chief Operating Officer) President and Chief Executive Officer.

Mr. Feeler joined the Company in 2006 as Vice President, Chief Accounting Officer, Treasurer and Controller. He was promoted in 2007 to Vice President and Chief Financial Officer; positions he held until his promotion to senior executive in October 2012. Prior to 2006, Jeff held financial and accounting management positions with MWI Veterinary Supply, Inc., Albertson’s, Inc., Hewlett-Packard Company and PricewaterhouseCoopers LLP. Jeff is a Certified Public Accountant and holds a BBA in Finance and a BBA in Accounting from Boise State University.

On May 30, 2013, the Board of Directors also appointed Eric L. Gerratt, 42, Executive Vice President, Chief Financial Officer and Treasurer. Eric was promoted to Vice President, Acting Chief Financial Officer and Chief Accounting Officer in October 2012. Eric joined the Company in August 2007 as Vice President and Controller. Eric previously held financial and accounting management positions at SUPERVALU, Inc., Albertson’s, Inc. and PricewaterhouseCoopers LLP. Eric is a Certified Public Accountant and holds a BS in Accounting from the University of Idaho.

Item 7.01.  Regulation FD Disclosure

On May 30, 2013, US Ecology, Inc. (the “Company”) issued a press release announcing senior management changes. A copy of the press release is attached as Exhibit 99.1 to this report.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including Exhibit 99.1) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Press release issued by the Registrant on May 30, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ECOLOGY, INC.
(Registrant)

Date: May 30, 2013	By: /s/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President, Chief Financial Officer and Treasurer

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